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                                                                 EXHIBIT (1)(e)

                        STATE STREET RESEARCH GROWTH TRUST

                       Amendment No. 4 to First Amended and
                          Restated Master Trust Agreement

                             INSTRUMENT OF AMENDMENT


         Pursuant to Article IV, Sections 4.1 and 4.2 and Article VII, Section
7.3 of the First Amended and Restated Master Trust Agreement of the State Street Research Growth Trust (the "Trust") dated February 5, 1993 ("Master Trust Agreement"), as heretofore amended, the Master Trust Agreement is hereby amended to change the name of one of the series of shares under such Trust, currently a Sub-Trust designated as

                        "State Street Research Growth Fund"
                                         to
                   "State Street Research Large-Cap Growth Fund."

         This Amendment shall be effective as of March 1, 2001.

         IN WITNESS WHEREOF, the undersigned agent of the Trust hereby adopts the foregoing on behalf of the Trust pursuant to authorization by the Trustees of the Trust.



                                                 /s/ Darman A. Wing
                                                 ------------------------------
                                                 Darman A. Wing
                                                 Assistant Secretary